UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST QUALIFIED AMENDMENT TO FORM 1-A

TIER I OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

CB SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Date: October 4, 2016

Oregon	3829	93-1216387
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Sam Talari

Chief Executive Officer

10901 Roosevelt Blvd, Suite 1000c
Saint Petersburg, FL 33716

Telephone: (720) 370-3554

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Securus Law Group, P.A.

13046 Racetrack Road #234

Tampa, FL 33626

Phone: (888) 914-4144

Fax: (888) 783-4712

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

Note: This post qualification amendment is being filed as the price per share is, as of the date of this filing, changed to $0.30. No shares have been sold by the selling shareholders or the Company as of the date of this filing, October 4, 2016. All of the information herein is current, accurate, and up to date.

As a result of the change in price per share the Company and selling shareholders now seek to raise increased funds as denoted herein. All applicable sections and information has been updated herein as applicable. The financial statements herein have also been updated to include those of our most recent fiscal year end March 31, 2016. Any investor should read this in its full entirety.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 4, 2016

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

CB SCIENTIFIC INC.

30,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of CB SCIENTIFIC INC.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “CB SCIENTIFIC INC.” are offering 20,000,000 shares of our common stock and our selling shareholders are offering 10,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer, Sam Talari. Mr. Talari is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 20,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.30 per share for the duration of the Offering. Although our shares are quoted on the Over The Counter Marketplace “OTC” under the symbol “CBSC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.30	Not applicable	$0.30
Minimum Purchase	None	Not applicable	Not applicable
Total (20,000,000 shares)	$6,000,000.00	Not applicable	$6,000,000.00

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$0.30	Not applicable	$0.30
Minimum Purchase	None	Not applicable	Not applicable
Total (10,000,000 shares)	$3,000,000.00	Not applicable	$3,000,000.00

Currently, Mr. Talari owns approximately 81% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares and those shares being offered on behalf of the company are sold, Mr. Talari will hold or have the ability to control approximately 93% of the voting power of our outstanding capital stock.

*Sam Talari will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Talari’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Talari may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Talari will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.30 for the duration of the offering.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $20,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by Sam Talari, our President, CEO, CFO and Director. There has been no public trading market for the common stock of CB SCIENTIFIC INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is October 4, 2016

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘CB Scientific,’’ the “Company,’’ ‘‘we,’’, CBSC”, ‘‘us,’’ and ‘‘our,’’ refer to CB SCIENTIFIC INC., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company

CB SCIENTIFIC INC. ("CB Scientific", "we", "us", "our", or the "Company") is an Oregon corporation which was originally incorporated as WESTAQ NETWORK, INC. on 06-22-1987. WESTAQ NETWORK, INC. changed its name to NET:X AMERICA INC. on 06-20-1996. There was no change of control in connection with the name change. NET:X AMERICA INC. changed its name to CB SCIENTIFIC, INC. on 12-14-2015. There was a change of control in connection with the name change. CB Scientific trades on OTC Markets PINKS under the symbol “CBSC”.

The address of our executive offices is: 10901 Roosevelt Blvd, Suite 1000c, Saint Petersburg, FL 33716 and our telephone number at that address is (720) 370-3554. The address of our web site is www.cbscientific.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

CB Scientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools and Devices, laboratory services, personal analytical kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

We currently provide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associated with the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrial hemp and medical cannabis. The following divisions will continue to delve even further into purchasing existing products or developing brand new products as the wholesale and retail space continues to evolve. In addition, one primary focus is to manufacture, market, and sell products containing hemp derived CBD oil and life sciences tools such plant analytics. We are invested in the following portfolio companies as subsidiaries;

NutraCann Labs, Inc. - CB Scientific, Inc. (Colorado)

NutraCann Labs Inc.

CBD Oil- CBD is one of at least 60 cannabinoids found in hemp, and is non-psychoactive. The Cannabidiol “CBD” is a compound in cannabis that has significant medical effects, but does not make people feel “high” and can actually counter the psychoactive effects of THC. The reduced psychotropic of CBD-rich cannabis makes it an appealing treatment option for patients seeking anti-inflammatory, anti-pain, anti-anxiety, anti-psychotic, and/or anti-spasm effects without disconcerting lethargy. Scientific and clinical studies underscore CBD’s potential as a treatment for a wide range of conditions, including rheumatoid arthritis, diabetes, alcoholism, MS, chronic pain, schizophrenia, PTSD, antibiotic-resistant infections, epilepsy, and other neurological disorders. CBD has demonstrated neuro-protective and neurogenic effects, and its anti-cancer properties are currently being investigated at several academic research centers in the United States and elsewhere.

The present usage for CBD oil in the United States is estimated to be approximately 1,000-2,000 Kilograms a year and growing and with a yearly value of around $200,000,000. Currently, the apparent current competitors are; CannaVest, Inc. and Medical Marijuana, Inc., which own portions of each other’s companies, are the primary supplier of CBD oil in the United States. They supply the product in bulk to affiliate distributors and sell it retail in plastic tubes that are refined up to three levels. Real Scientific Hemp Oil™ is their trademark name.

NutraCann Labs has sourced its own CBD oil from Europe. We are also developing plans to fund an overseas hemp cultivation project to provide a consistent and reliable supply to the United States and beyond. Currently, industrial hemp cultivation is legal in twenty countries around the world. NutraCann’s products are sold under the brand name “cbdessence” on CBDESSENCE.COM and DAVA.

NutraCann Labs will process the CBD oils that will be sold through our online presence for retailing industrial hemp oil-based Cannabidiol (CBD) nutritional supplements, wellness and personal care products and vapable CBD oils. NutraCann Labs will market items such as CBD oil, CBD infused edibles & multiple hemp related items and cross market our vaporizers from URVape.com. NutraCann Labs will be featuring scientific grade hemp oil which is highly sought after around the world. We will sell already recognizable brands including our own brands and drive internet sales through ads, videos, social media and Search Engine Optimization.

The global Nutraceutical market is projected to be in excess of $200 billion by 2015 and the current US Nutraceutical and Dietary supplement market is valued at around $42 billion. CBDESSENCE.com and URCBDOil.com will be at the forefront of this massive marketplace with significant opportunities. Cannabinoids (non-psychoactive CBD) have been found to have antioxidant properties, unrelated to NMDA receptor antagonism. This new found property makes cannabinoids useful in the treatment and prophylaxis of a wide variety of oxidation associated diseases, such as ischemic, age-related, inflammatory and auto-immune diseases.

Cannabinoids are found to have particular application as neuroprotectants, for example in limiting neurological damage following ischemic events, such as stroke and trauma, or in the treatment of neurodegenerative diseases, such as Alzheimer's, Parkinson's and HIV dementia. CBDESSENCE.com and URCBDOil.com will assist CB Scientific to generate positive cash flow for both URVape and our CBD oil and CBD infused products offered by NutraCann Labs.

CB Scientific, Inc. (Colorado)

CB Scientific, Inc. a wholly owned subsidiary based in Denver Colorado has developed new technologies specifically for cannabis analytics. CB Scientific introduced the first ever personal cannabinoid detection kits. These kits test all your products in-house and at your own convenience. These tests are quick, easy, and effective. CB Scientific’s new PERSONALANALYTICS THC & CBD detection kit is the first simple, quick and accurate consumer THC & CBD test which will give you’re an accurate reading of THC or CBD in any product you purchase, manufacture, or grow While many medical and recreational products are sold with cannabinoid levels listed, these numbers are often not representative of what is being sold.

Summary of Most Significant Risks Relating to this Offering:

Our business is dependent upon states whose laws allow for the growth and sale of marijuana. Despite the development of a legal marijuana industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I controlled substance and makes marijuana use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize marijuana, even for medical purposes, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use. This may negatively affect our Company and any investment you may make in our Company as we may be required to suspend operations by the Federal Government. We may also become the subject of Federal legal and criminal litigation due to the nature of our business although we do not grow or sell cannabis, we depend on the growth of the industry for our business.

*Sam Talari, our CEO will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Talari’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Talari may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Talari will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.30 for the duration of the offering.

Industry Related Risks

 The Cannabis industry is extremely speculative and its legality is uncertain.

The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as California. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future. There is no assurance that our grow technology for the Cannabis industry will be accepted by the medical and recreational growers in legal states in the foreseeable future. Investors in this Company may lose their investment in it.

Government Regulation.

The Cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is still categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of Cannabis are illegal under federal law and in most state jurisdictions, except for four states (i.e. Colorado, Washington, Oregon, Alaska and Washington D.C.) There is no assurance that the government regulations and prohibitions applicable to the Cannabis industry in the United States will ease so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the current legalization trend will not reverse and restrict the legal market for Cannabis more in the future, adversely affecting the operating results, financial condition and business performance of the Company.

Financial Related Risks

Financial projections included with this Offering Circular may prove to be inaccurate.

Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us.

Controls and Procedures.

As of March 31, 2016, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. This evaluation was done under the supervision and with the participation of our management, including our President and Chief Financial Officer. Based on this evaluation of our disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15e), our President and Chief Financial Officer have concluded that as of March 31, 2015 such disclosure controls and procedures were not effective.

Business Related Risks

We have a limited operating history and have yet to earn a profit because we have earned little revenue, which makes it difficult to accurately evaluate our business prospects.

CB Scientific is a development stage company is involved in product research, development, and testing, as well as establishing vendor relations. Now, having completed a scalable suite of products, specifically designed for the cannabis industry but equally applicable to other agricultural pursuits, the company has entered the start-up stage and is launching its business. We have yet to earn significant revenue. During its development stage, its sister companies and its holding company, FutureWorld Corporation, invested in and worked on the development and packaging of its various technologies, established trademarks and trade names, hired experienced key personnel, established their sales and marketing strategies, and attended to all other aspects associated with its development stage in preparation launching its business as a start-up. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our grow related systems and technology including our environment controlled grow automation system may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or for other reasons. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we have developed new proprietary products and services for the Cannabis industry, including Test4 personal analytics, our advanced analytics system. The development efforts for these products may fail to result in any more commercial technology, products or services, or any other proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our testing technology and other potential branded and non-branded products by consumers and commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Sam Talari for the direction, management and daily supervision of our operations.

Shareholder Related Risks

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors' subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in CB Scientific. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders' ownership in us.

Our principal shareholders own voting control of CB Scientific.

Our current officers, directors, founders and principal shareholders currently own 46,255,263 shares of our common stock or approximately 81% of the total issued and outstanding capital stock of the Company. Our principal shareholders will own approximately 93% of the outstanding votes assuming that 30,000,000 shares of common stock are issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that our public trading market for our common stock will continue or be successful.

At present, our common stock has a ticker symbol of CBSC, trading on OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at, near their original price, or at any price. In any event, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors on page 19.

Our Offering

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 100,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). We have 57,105,263 shares of Common Stock and 10,000,000 shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 30,000,000 SHARES OF COMMON STOCK. These shares represent 20,000,000 additional shares of common stock to be issued by us and 10,000,000 shares of common stock to be offered by our selling stockholders. We may endeavor to sell all 20,000,000 shares of common stock after this registration becomes qualified. Upon qualification of this Offering Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.30 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.30 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholders will be utilized or given to the company. Mr. Talari will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Talari will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.30 for the duration of the offering.

*Sam Talari will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Talari’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Talari may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Talari will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

20,000,000 shares of common stock, at a fixed price of $0.30 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	10,000,000 shares of common stock, at a fixed price of $0.30 offered by selling stockholders in a resale offering. Since our shares are quoted on the Over The Counter Marketplace “OTC” under the symbol “CBSC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.30 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	57,105,263 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	77,105,263 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock	10,000,000 preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	10,000,000 preferred shares will remain issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is a public market for the common shares on OTC PINKS under the symbol “CBSC”. As of 10/04/2016, CBSC is trading at $1.00 X $1.50 per share. The price per share is $0.30.
The offering price for the shares will remain at $0.30 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for the purchase raw material, manufacturing of our CBD and Test4 test kits, equipment, working capital, hiring staff, and performance of financial strategies.

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 30,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Chief Financial Officer, Sam Talari will sell the 20,000,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer & director, control person and/or affiliate(s) do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer, Chief Financial Officer, and sole Director Sam Talari will own approximately 93% of the voting power of our outstanding common capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements. Our financials can be viewed in their entirety on page F1-F8.

CB SCIENTIFIC INC.
BALANCE SHEET

(UNAUDITED)

		Inception to 3/31/2016
Assets
Current Asset
Total Current Assets		$65,873
Total Other Assets		5,276,390

Total Assets		$5,342,263

	$
Liabilities and Stockholders' Deficit
Current Liabilities
Total Current Liability		21,137
Total Long-term Liability		444,690

Total Liabilities		$465,827

Stockholders' Equity (Deficit)
Common Stock, 0.001 par value; 1,000,000,000 shares authorized, 57,105,263 shares issued & outstanding as of March 31, 2016	57,105
Preferred Stock, 0.001 par value; 100,000,000 shares authorized, 10,000,000 shares of Series A Preferred Issued & outstanding as of March 31, 2016	10,000
Additional Paid-in	5,219,104
Retained Earnings
Accumulated deficit	(409,772)
Total Stockholders' Equity (Deficit)	4,876,437

Total Liabilities and Stockholders' Equity (Deficit)	$5,342,263

CB SCIENTIFIC INC.
STATEMENT OF OPERATIONS

(UNAUDITED)

Inception to 3/31/2016
Operating Revenues
Merchandise Sales	$115,431
Cost of Goods Sold	104,592
Net Sales	10,839
Operating Expenses
Total Personnel Cost	225,293
Professional Fees
Total Professional Fees	$34,487
Administrative Exp.	148,241
Depreciation and Amortization	12,590
Income (Loss) from Operations	(409,772)
Other Income & (Expenses)
Interest Expense
Total Other Income
Net Loss for the Period	$(409,772)
Net Loss Per Common Share: Basic and Diluted	(0.0070)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	57,105,263

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;
•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,
•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;
•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or
•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of March 31, 2016 with an account receivable of $45,853. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Sam Talari, our President, Chief Executive Officer, Chief Financial Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Talari, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $300,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

For the next twelve months we will require $3,000,000 for inventory purchase of CBD oils and Test kits in order to carry out operations. We plan to complete this action within 3-6 months following qualification of this Regulation A+ offering. Although, we have targeted manufacturers in the USA and China to manufacture our Test4 personal analytics, we may not have enough funds or time to complete the process. For all business purposes if we are short of funds we may request funds from our Chief Executive Officer, Sam Talari however, there is no guarantee he will loan us funds.

The company has not contacted any institution about financing. We will only contact any such institution when we feel we have sufficient reason to do so.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the cannabis industry in any capacity. Because of this we may face difficulty in acquiring financing. This may cause you to lose some or all of your investment if we do not have enough funds to pay cash to our vendors, and must resort to financing.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive adequate proceeds from this offering to carry out our forecasted operations to operate for the next 12 months Mr. Talari has informally agreed to provide us funds, however, he has no formal commitment, arrangement or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

*Sam Talari will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Talari’s interest in selling shares for his own account and in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example Mr. Talari may decide to sell some or all of his shares prior to selling shares on behalf of the Company. Mr. Talari will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own accord or for that of the Company.

Mr. Talari intends to sell shares on behalf of the Company prior to selling his own shares however, he has no obligation to sell his shares or shares on behalf of the Company in any particular order. There are no definitive factors that will influence the order in which shares are sold however, if Mr. Talari provides the Company further capital for general operating expenses he may determine that he would like to recoup these funds through first selling some of his shares. This however is speculative and as mentioned Mr. Talari intends to sell Company shares prior to selling his own shares. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.30 for the duration of the offering.

Investment Analysis

Management believes that we have strong economic prospects by virtue of the following dynamics of the industry and us:

1.	Management believes that the trends for growth in the Cannabis industry are favorable as regulatory restraints on production, distribution and consumption are expected to continue to ease.

2.	The demand for Cannabis is expected to soar within the legal States hence increasing the number of cultivators within those States, creating an opportunity for the Company to supply technology for the cultivators and growers.

3.	Management believes that early entry into the agricultural and supply segments of the Cannabis industry at this time can be profitable currently, and will position the Company for more profitable operations when anticipated legal and regulatory changes create new market opportunities.

4.	As indicated in the States of Colorado, Washington, Oregon, Alaska and Washington, D.C. where Cannabis was recently legalized for recreational and medical use, management believes that the demand for Cannabis currently exceeds and will continue to exceed the supply in the foreseeable future, creating the potential for robust profit margins for regulated growers and suppliers, especially for those that establish themselves in the industry now in its early stages.

There is no assurance that we will be profitable, or that the industry's favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the Cannabis industry is extremely competitive, inherently speculative and highly regulated where permitted, and remains illegal in most jurisdictions. See "RISK FACTORS."

Industry

CNBC says it could be "the next great American industry. “Oil, railroads, aviation, automobiles, finance and the personal computer," says financial journalist John Poltonowicz. "This new industry could join this list, as it is expected to be one of America's next great industries." News Mic, a New York-based online magazine, calls it simply, "The multi-billion dollar revolution that's sweeping across the USA." This revolutionary new industry is already growing faster than one of the biggest and most lucrative investment stories of the past 25 years; the rise of the multi-billion dollar "smartphone" market. "This industry is growing so quickly, there's no stopping it, “says Daniel Williams, an industry insider recently interviewed in the New York Times. Alan Valdes, Director of Trading for the New York Stock Exchange, calls it simply, “The start of an industry… a unique time in American history.” “This is the next gold rush,” says Tom Bollich, co-founder online social gaming giant Zynga, as quoted in Fortune magazine. "This is dramatically different than anything we've seen before,” says Steve DeAngelo, President of the investors' network, ArcView. "The reality on the ground now is you're seeing the birth of a whole new industry."

The industry these individuals are referring to is the hemp/cannabis industry. In 1986 California, voters legalized medical cannabis in their state. Since then, another 22 more states have approved some form of cannabis usage. Most are following California lead and legalizing the usage for medical conditions by very ill patients. However, Colorado and Washington State have legalized recreational use of cannabis. This has led to multiple many well-respected physicians and journalist to revisit the current prohibition of the cannabis plant. In February 2014, even president Obama signed into law a new Farm Bill that has authorized cultivation for industrial hemp (cannabis with low THC level – typically below .3%) for research. Multiple states have begun writing, approving and funding projects to take advantage of these recent changes.

Recreational Cannabis has recently been approved in Alaska & Oregon, taking the total to four States. There are several states, including Florida that will have ballot initiative for Medical Marijuana in 2016.

The cannabis industry includes a broad spectrum of companies. Some, such as growers and retailers, play a direct role in the production and sale of cannabis products. Others play an indirect role by providing land and buildings to house growing facilities. Others provide lighting systems, hydroponic and testing devices, testing and tracking systems, security systems and myriad other services. It is estimated that by 2020, the burgeoning cannabis industry will generate over $44 billion in revenue, taxes, and fees. Colorado alone has exceeded $300 million in revenue in 2014 and California has topped $1 billion in revenues.

Cannabis Market Growth and Current Trends

Since the CB Scientific launch, there have been a series of events that have help further shape the development of the cannabis industry:

·	On August 29, 2013, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalize the medical and adult-use of cannabis. The Cole Memo does not alter the Department of Justice's authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneys focus their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not cross state lines, keeping dispensaries away from schools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.
·	On January 1, 2014, the first sales of cannabis for adult-use permissible under state law took place in Colorado. This event resulted in significant media coverage for the industry. Since that time, three other states and the District of Columbia have made adult-use permissible under their state law and several states have ballot proposals pending at upcoming elections.

·

On February 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensaries operating legally under state law. In most cases, dispensaries had been forced to operate on a cash basis, presenting significant security and accounting issues. This was a major step in legitimizing and accepting the cannabis industry on a national level. Further, the passing of the Rohrabacher Farr Amendment (defined below) in 2014 and 2015 indicates some level of support in Congress for medicinal cannabis, even if its actual effect is still undetermined.

Profitability analysis for the industry

According to Marijuana Business Daily, the vast majority of the companies in the cannabis industry are doing very well financially. This is despite the regulatory hurdles and other challenges that the industry runs into from time to time. Time to breakeven and/or profitability is rapid with 41% achieving it within 6 months and 67% by first anniversary.

Current States with Laws Permitting the Medical or Adult Use of Cannabis

As of July 19, 2016, 25 states and the District of Columbia have passed laws allowing some degree of medical use of cannabis, while four of those states and the District of Columbia have also legalized the adult-use of cannabis. The states, which have enacted such laws, are listed below:

State	Year Passed
1. Alaska*	1998

2010
3. California	1996
4. Colorado*	2000
5. Connecticut	2012
6. District of Columbia*	2010
7. Delaware	2011
8. Hawaii	2000
9. Illinois	2013
10. Maine	1999
11. Maryland	2014
12. Massachusetts	2012
13. Michigan	2008
14. Minnesota	2014
15. Montana	2004
16. Oregon	2000
17. New Hampshire	2013
18. New Jersey	2010
19. New Mexico	2007
20. New York	2014
21. Pennsylvania	2016
22. Ohio	2016
23. Oregon*	1998
24. Rhode Island	2006
25. Vermont	2004
26. Washington*	1998

* State has enacted laws permitting the adult use of cannabis, in addition to medical use.

Public Support for Legalization Increasing

A Gallup poll conducted in October 2013 found that 58% of the American people supported legalizing the adult-use of cannabis, an increase of 22% from 2005. This is the first time in American history the majority of registered voters support the full legalization of cannabis for adult-use. Moreover, 67% of participants aged 35 and below voted in support of recreational adult-use, setting the trend for years to come.

A 2016 ArcView Market Research report predicts an additional 14 states will legalize the adult-use of cannabis and two states will legalize medical-use within the next five years. If public support for cannabis legalization continues to increase, we believe it is likely that Federal policies towards marijuana will be reformed. The combination of additional states legalizing adult-use under state law, expansion of medical-use provisions in states where it is currently permitted under state law and increased public awareness is projected to cause marijuana sales permitted under state law to grow from $1.43 billion in 2013 to $10.2 billion in 2018, according to ArcView Market Research.

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I Controlled Substance under Federal law and, as such, there are several factors that could limit our market and our business. They include, but are not limited to:

·	The Federal government and many private employers prohibit drug use of any kind, including cannabis, even where it is permissible under state law. Random drug screenings and potential enforcement of these employment provisions significantly reduce the size of the potential cannabis market;

·	Enforcement of Federal law prohibiting cannabis occurs randomly and often without notice. This could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predictions;

·	There is no guarantee that additional states will pass measures to legalize cannabis under state law. In many states, public support of legalization initiatives is within the margin of error of pass or fail. This is especially true when a supermajority is needed to pass measures, like in Florida, where a state constitutional amendment permitting medical cannabis has been proposed but requires 60% approval to pass. Changes in voters' attitudes and turnout have the potential to slow or stop the cannabis legalization movement and potentially reverse recent cannabis legalization victories;

·	There has been some resistance and negativity as a result of recent cannabis legalization at the state level, especially as it relates to drugged driving. The lack of clearly defined and enforced laws at the state level has the potential to sway public opinion against marijuana legalization; and

·	Even if the Federal government does not enforce the Federal law prohibiting cannabis, the legality of the state laws regarding the legalization of cannabis are being challenged through lawsuits. Oklahoma and Nebraska recently sued Colorado over the legalization of cannabis, and other lawsuits have been brought by private groups and local law enforcement officials. If these lawsuits are successful, state laws permitting cannabis sales may be overturned and significantly reduce the size of the potential cannabis market and affect our business.

Additional discussion of government regulations is available in the “Government Regulation” section below.

Government Regulation

Marijuana is a categorized as a Schedule I controlled substance by the Drug Enforcement Agency and the United States Department of Justice and is illegal to grow, possess and consume under Federal law. However, 25 states and the District of Columbia have passed state laws that permit doctors to prescribe cannabis for medical-use and four states and the District of Columbia have enacted laws that legalize the adult-use of cannabis for any reason. This has created an unpredictable business-environment for dispensaries and collectives that legally operate under certain state laws but in violation of Federal law.

Cole Memo

On August 29, 2013, United States Deputy Attorney General James Cole issued the Cole Memo to United States Attorneys guiding them to prioritize enforcement of Federal law away from the cannabis industry operating as permitted under certain state laws, so long as:

•	cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;
•	the proceeds from sales are not going to gangs, cartels or criminal enterprises;
•	cannabis grown in states where it is legal is not being diverted to other states;
•	cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;
•	there is not any violence or use of fire-arms in the cultivation and sale of marijuana;
•	there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and
•	cannabis is not grown, used, or possessed on Federal properties.

Rohrabacher Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Oregon, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015 and remains in effect currently.

The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws — not against the individuals or businesses that actually carry out cannabis laws – and has continued to sporadically commence enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

Potential Changes to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States is undergoing an election year in 2016 and a new administration could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or distribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

DESCRIPTION OF REAL ESTATE.

The address of our executive offices is: 10901 Roosevelt Blvd, Suite 1000c, Saint Petersburg, FL 33716 and our telephone number at that address is (720) 370-3554. The address of our web site is www.cbscientific.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities law. We lease the space from our CEO, Mr. Talari, and at this moment, we do not pay any rent.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance of our Test4 personal analytics products, inability to manufacture enough products to meet demand, inability to hire qualified engineers, unrecoverable losses from theft, intense competition, including entry of new competitors, falling demand for Cannabis for medical or recreational use, adverse federal, state, and local government regulation, failure of new markets for Cannabis to become legal and available, contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government order, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Offering Circular or in other reports issued us or third party publishers.

Risks Relating to Our Company and Our Industry

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in March 2014 to engage in the business of providing a broad range of personal analytics products and services primarily to cannabis growers in states which have passed legislation authorizing this activity. Its products and services can be used in virtually all types of agricultural grow industries, dispensaries, collectives and individuals. CB Scientific designs and engineer specialized products using advanced chemicals, sensors, process control and analytics so cannabis growers can easily and effectively test every aspect of their plants’ health and characteristics by viewing the potency of their products. We cannot assure at this time that we will be able to continue our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy, the public's acceptance of our products and our ability to sell our personal analytics Test4 and other branded and non-branded products. We intend to invest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing new grow technologies, promoting and marketing our websites, products and services, and analyzing the market for our planned products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated because of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

The Cannabis industry is extremely speculative and its legality is uncertain.

The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as California. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis and related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our new products and proposed products, including those, if any, resulting from the identification of markets for our grow related technologies may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. The further legalization of Cannabis in the States, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is unknown, even if favorable legislation progresses hence it may hamper the growth of the cannabis grows and green houses. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is difficult to quantify. There is no assurance that we will earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we plan to develop new proprietary products and services for the Cannabis industry, including grow related analytic technologies. The development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Financial projections which may be included with this Offering Circular may prove to be inaccurate.

Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to successfully compete against companies with substantially greater resources.

The Cannabis analytics technology is intensely competitive and we expect competition to intensify further in the future. Our website will be subject to competition for advertisers. We will be subject to competition from well-established commercial Cannabis grow suppliers and technology providers. We will also be subject to competition from non-cannabis related technology providers that may decide to sell their technology in the cannabis industry with more resources and brand recognition than us. We cannot assure that our products will compete effectively and experience sales. As a potential supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of commercial products for small to industrial size grow facilities.

We may be required to collect sales and other taxes.

New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We expect to file quarterly sales tax returns with the States that we collect excise tax however, States may seek to impose sales tax collection obligations on out-of-state companies such as us, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of Cannabis is prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the "Cole Memorandum" published by the US Department of Justice.

We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. It is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition. Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are expected to be accessible worldwide, and we expect to eventually facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our cannabis analytics technology such as Test4 THC and Test4 CBD and other potential branded and non-branded products. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business.

We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses.

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen's compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if our manufacturing facility to build our products causes bodily harm to our employees or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of commercial goods, and companies that raise capital, we will be subject to potential litigation.

As a manufacturer and seller of commercial goods, and a company that raises capital, we will be exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government enforcement actions, shareholder and investor lawsuits, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future.

We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We may utilize purchase order financing from third party lenders when we are supplying or distributing goods, which would increase our costs and the risks that we may incur a default, which would harm our business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

We may incur cost overruns in the development, production and distribution of our various products.

We may incur substantial cost overruns in the development, production and distribution of our grow technologies and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders' investment in us is diminished.

We may not be able to protect our intellectual property.

We have intellectual property rights and trade secrets associated with our business. We are filing patent applications for our grow technologies. There is no assurance that we will be able to protect our intellectual property from infringement or challenge by third parties.

If we are unable to pay for material and services timely, we could be subject to liens.

If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men's and workmen's liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Oregon law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Sam Talari for the direction, management and daily supervision of our operations. See "MANAGEMENT."

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of CB Scientific. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arms length negotiation.

The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm's length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders.

Under the Oregon Corporations Law, a corporation's articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Oregon Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Our proposed business is dependent on state laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado and Washington approved and implemented regulations to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has made numerous statements indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to stringently enforce the federal laws. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its stockholders.

Marijuana remains illegal under federal law.

Despite the development of a legal marijuana industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I controlled substance and makes marijuana use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize marijuana, even for medical purposes, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use. This may negatively affect our Company and any investment you may make in our Company as we may be required to suspend operations by the Federal Government. We may also become the subject of Federal legal and criminal litigation due to the nature of our business, allowing the growth the marijuana on our properties we plan to acquire in the future.

The marijuana industry faces significant opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana industry. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Potential customers, clients and tenants of the Company have difficulty accessing the service of banks, which may make it difficult for them to operate.

Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for potential customers, clients and tenants of the Company to operate.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Furthermore, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Our current President, Chief Executive Officer and Director, Sam Talari, beneficially owns approximately or has the right to vote on 81% of our outstanding stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Sam Talari’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Sam Talari, our President CEO and sole Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Sam Talari, our President, CEO and sole Director. We currently do not have an employment agreement with Mr. Talari. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and Director, have minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Government Regulation

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act in states which have approved ballot measures to legalize cannabis for adult use, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of June 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado, Washington, Oregon and Alaska have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal or state governments.

Despite the Obama administration’s statements, the Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana in states which have approved ballot measures to legalize cannabis for adult use, to prevent:

• the distribution of marijuana to minors;

•criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;

•the diversion of marijuana from states where it is legal under state law to other states;

•state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•violence and the use of firearms in the cultivation and distribution of marijuana;

•driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;

•the growing of marijuana on public lands; and

•marijuana possession or use on federal property.

If the Federal government should target our Company for investigation, if we have tenants growing or selling marijuana, both our tenants and us could face legal consequences or even criminal litigation as marijuana remains an illegal schedule one drug that is not to be possessed, grown, or sold within the confines of the United States.

Also worth noting is the financial burden we may face or become a party to. Even in states in which cannabis is legalized for recreational and or medical use, any sellers of marijuana are not able to write off any business expenses attributed to the sale of cannabis as it is not considered to be, federally speaking, tax deductible. Additionally, Companies selling cannabis may face hurdles in establishing bank accounts with Federally regulated banks. Because we will be generating revenue solely through the rent our future tenants pay we do not believe we will have any issues establishing a bank account, nor any issues relating to an increased tax burden.

Risks Relating to the Company’s Securities

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in CB Scientific. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders' ownership in us.

We cannot assure that we will pay dividends.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own voting control of CB Scientific.

Our current officers, directors, founders and principal shareholders currently own 46,255,263 shares of our common stock or approximately 81% of the total issued and outstanding capital stock of the Company. Our principal shareholders will own approximately 93% of the outstanding votes assuming that 30,000,000 shares of common stock issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that our public trading market for our common stock will continue or be successful.

At present, our common stock has a ticker symbol of CBSC, trading on OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at, near their original price, or at any price. In any event, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our common stock would be subject to the "Penny Stock" rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of common stock are "penny stocks" because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to CB SCIENTIFIC INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Talari will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Talari is going to be selling shares on behalf of the Company in this offering. Mr. Talari is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Talari’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Chief Financial Officer Sam Talari, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $20,000. We will have to utilize funds from Sam Talari, our President, CEO, CFO and sole Director, who has verbally agreed to provide the company funds to complete the registration process. After the qualified date of this offering circular, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of shares of common stock will be sold in this offering. We will use investors’ subscription funds as soon as received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily.

The offering price of the shares of common stock been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

CNBC says it could be "the next great American industry. “Oil, railroads, aviation, automobiles, finance and the personal computer," says financial journalist John Poltonowicz. "This new industry could join this list, as it is expected to be one of America's next great industries." News Mic, a New York-based online magazine, calls it simply, "The multi-billion dollar revolution that's sweeping across the USA." This revolutionary new industry is already growing faster than one of the biggest and most lucrative investment stories of the past 25 years; the rise of the multi-billion dollar "smartphone" market. "This industry is growing so quickly, there's no stopping it, “says Daniel Williams, an industry insider recently interviewed in the New York Times. Alan Valdes, Director of Trading for the New York Stock Exchange, calls it simply, “The start of an industry… a unique time in American history.” “This is the next gold rush,” says Tom Bollich, co-founder online social gaming giant Zynga, as quoted in Fortune magazine. "This is dramatically different than anything we've seen before,” says Steve DeAngelo, President of the investors' network, ArcView. "The reality on the ground now is you're seeing the birth of a whole new industry."

The industry these individuals are referring to is the hemp/cannabis industry. In 1986 California, voters legalized medical cannabis in their state. Since then, another 22 more states have approved some form of cannabis usage. Most are following California lead and legalizing the usage for medical conditions by very ill patients. However, Colorado and Washington State have legalized recreational use of cannabis. This has led to multiple many well-respected physicians and journalist to revisit the current prohibition of the cannabis plant. In February 2014, even president Obama signed into law a new Farm Bill that has authorized cultivation for industrial hemp (cannabis with low THC level – typically below .3%) for research. Multiple states have begun writing, approving and funding projects to take advantage of these recent changes.

Recreational Cannabis has recently been approved in Alaska & Oregon, taking the total to four States. There are several states, including Florida that will have ballot initiative for Medical Marijuana in 2016.

The cannabis industry includes a broad spectrum of companies. Some, such as growers and retailers, play a direct role in the production and sale of cannabis products. Others play an indirect role by providing land and buildings to house growing facilities. Others provide lighting systems, hydroponic and testing devices, testing and tracking systems, security systems and myriad other services. It is estimated that by 2020, the burgeoning cannabis industry will generate over $44 billion in revenue, taxes, and fees. Colorado alone has exceeded $300 million in revenue in 2014 and California has topped $1 billion in revenues.

Market Overview

Given the relative youth of the industry, and the lack of federal legalization of either medical or recreational cannabis use, few practical cannabis quality control solutions exist today. Medicinal cannabis patients therefore often have a very difficult time understanding what psychotropic effects they should expect before consuming a particular strain of cannabis, even when the strain is labelled with the percentage concentration of THC or CBD, two common cannabinoids present in the cannabis plant that impact its potency and impact on the user. Both medical cannabis patients and recreational consumers deserve a practical and affordable solution to gain control over what to expect from a given strain before choosing to put it into their body. CB Scientific Test4 personal analytics is designed to enable those individuals to gain control over what they are consuming and to achieve some consistency in how they are feeling or how effectively certain symptoms are being treated. Test4 THC and Test4 CBD will allow the consumer to know the specific chemical composition of the cannabis ingested.

CBSC’s Target Market: US Cannabis Testing Market Could Hit $40M by 2016

Medical marijuana labs are poised for major growth as more states mandate the testing of cannabis for potency and safety. Colorado and Washington will probably be about $10 million next year, while California could go to $80 million in pure testing revenue” if it eventually legalizes cannabis for recreational use and implements mandatory testing. But there’s much uncertainty ahead. Most states have yet to determine the approved processes, equipment and technology that will be used for testing. That means the cannabis testing industry will likely see a wave of consolidation, even as it expands.

At the forefront of any industry where products are ingested, there is testing. This industry is no exception, especially when it comes to growing cannabis and hemp since these plants have a natural property of accumulating toxic material from the soil. This is only half of the argument because once you farm the cannabis and hemp, some of it is processed even further; examples of processed cannabis products are:

1) Raw Cannabis (this form is simple, pick it, trim it, dry it, and sell it; it’s necessary to test for potency because certain cannabis strains cater to certain medical conditions that the consumer seeks relief for, also, more THC and or CBD in a cannabis strain drives up the price for the seller which brings in much more profit. Identifying the potency is only half of the battle, sometimes cannabis is grown with pesticides which the consumer may smoke, this is obviously bad because pesticide chemicals may sometimes be unstable, and when you heat unstable chemicals, you can sometimes form new and more dangerous chemicals, even with the EPA’s pesticide laws, they don’t expect farmers to heat pesticides, some of these chemicals can be radioactive as well. CB Scientific is engineering sample preps for pesticide identification in cannabis which is imperative for regulating this industry.)

2) Concentrates (cannabis and hemp extracts which represent a high level of cannabinoids because of extraction and concentration techniques, sometimes butane and heptane are used for extraction, these are called residual solvents and are not good in your lungs, certain chromatographic tests can detect these residual solvents. There are cleaner approaches such as CO2 extraction which leaves behind no residual solvents and provides no health risks, we have glycerin extraction which is used to create vape liquid, it is important to identify diacetyl which can come from vape liquid flavoring, the last current extraction technique are tinctures which is an alcohol extraction mainly using ethanol. It is important to know what is in your concentrates, PERSONAL ANALYTICS Test4Kits can detect the potency of the material, which is the reason for creating a concentrate in the first place; and with funding, CB Scientific has plans to work with state and country legislatures to ensure that testing is in place to detect harmful residual solvents.)

3) Edibles (this mixture is a combination of foodstuffs and cannabis material, the original cannabis material is extracted using one of the above concentrate techniques and then added into a foodstuff like chocolate, cookies, beverages, and many more. The key here is to identify how many cannabinoids are present in your edible; some legal states require labels proving a certain concentration of THC inside an edible product. PERSONAL ANALYTICS kits and uPREP are certified to do this form of analysis. One of the ramifications of not doing this analysis is a consumer getting an edible with an undisclosed amount of psychoactive THC which may be too much for that individual and could possible lead to a hospital visit because of panic.)

The above examples are the main categories of ingestible cannabis, there are many more forms of cannabis and hemp material that is not ingested but requires testing and identification all the same, but the battle doesn’t stop at cannabis, CB Scientific is looking to incorporate all of these forms of testing into other agriculture such as grapes for wine, alfalfa for soil detoxification before planting crops, actual soil analysis for heavy metals, pesticides, and harmful microbes. To regulate this new industry, you must start with testing.

Cannabis Market Growth and Current Trends

Since the HempTech launch, there have been a series of events that have help further shape the development of the cannabis industry:

·	On August 29, 2013, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalize the medical and adult-use of cannabis. The Cole Memo does not alter the Department of Justice's authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneys focus their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not cross state lines, keeping dispensaries away from schools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.

·	On January 1, 2014, the first sales of cannabis for adult-use permissible under state law took place in Colorado. This event resulted in significant media coverage for the industry. Since that time, three other states and the District of Columbia have made adult-use permissible under their state law and several states have ballot proposals pending at upcoming elections.

·

On February 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensaries operating legally under state law. In most cases, dispensaries had been forced to operate on a cash basis, presenting significant security and accounting issues. This was a major step in legitimizing and accepting the cannabis industry on a national level. Further, the passing of the Rohrabacher Farr Amendment (defined below) in 2014 and 2015 indicates some level of support in Congress for medicinal cannabis, even if its actual effect is still undetermined.

Profitability analysis for the industry

According to Marijuana Business Daily, the vast majority of the companies in the cannabis industry are doing very well financially. This is despite the regulatory hurdles and other challenges that the industry runs into from time to time. Time to breakeven and/or profitability is rapid with 41% achieving it within 6 months and 67% by first anniversary.

Public Support for Legalization Increasing

A Gallup poll conducted in October 2013 found that 58% of the American people supported legalizing the adult-use of cannabis, an increase of 22% from 2005. This is the first time in American history the majority of registered voters support the full legalization of cannabis for adult-use. Moreover, 67% of participants aged 35 and below voted in support of recreational adult-use, setting the trend for years to come.

A 2016 ArcView Market Research report predicts an additional 14 states will legalize the adult-use of cannabis and two states will legalize medical-use within the next five years. If public support for cannabis legalization continues to increase, we believe it is likely that Federal policies towards marijuana will be reformed. The combination of additional states legalizing adult-use under state law, expansion of medical-use provisions in states where it is currently permitted under state law and increased public awareness is projected to cause marijuana sales permitted under state law to grow from $1.43 billion in 2013 to $10.2 billion in 2018, according to ArcView Market Research.

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I Controlled Substance under Federal law and, as such, there are several factors that could limit our market and our business. They include, but are not limited to:

·	The Federal government and many private employers prohibit drug use of any kind, including cannabis, even where it is permissible under state law. Random drug screenings and potential enforcement of these employment provisions significantly reduce the size of the potential cannabis market;

·	Enforcement of Federal law prohibiting cannabis occurs randomly and often without notice. This could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predictions;

·	There is no guarantee that additional states will pass measures to legalize cannabis under state law. In many states, public support of legalization initiatives is within the margin of error of pass or fail. This is especially true when a supermajority is needed to pass measures, like in Florida, where a state constitutional amendment permitting medical cannabis has been proposed but requires 60% approval to pass. Changes in voters' attitudes and turnout have the potential to slow or stop the cannabis legalization movement and potentially reverse recent cannabis legalization victories;

·	There has been some resistance and negativity as a result of recent cannabis legalization at the state level, especially as it relates to drugged driving. The lack of clearly defined and enforced laws at the state level has the potential to sway public opinion against marijuana legalization; and

·	Even if the Federal government does not enforce the Federal law prohibiting cannabis, the legality of the state laws regarding the legalization of cannabis are being challenged through lawsuits. Oklahoma and Nebraska recently sued Colorado over the legalization of cannabis, and other lawsuits have been brought by private groups and local law enforcement officials. If these lawsuits are successful, state laws permitting cannabis sales may be overturned and significantly reduce the size of the potential cannabis market and affect our business.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

CB SCIENTIFIC INC. ("CB Scientific", “CBSC”,"we", "us", "our", or the "Company") is an Oregon corporation which was originally incorporated as WESTAQ NETWORK, INC. on 06-22-1987. WESTAQ NETWORK, INC. changed its name to NET:X AMERICA INC. on 06-20-1996. There was no change of control in connection with the name change. NET:X AMERICA INC. changed its name to CB SCIENTIFIC, INC. on 12-14-2015. There was a change of control in connection with the name change. CB Scientific trades on OTC Markets PINKS under the symbol “CBSC”.

On March 10, 2016, Sam Talari was appointed as President, Chief Executive Officer, Chief Financial Officer, and Director.

On March 10, 2016, the Company issued 46,255,263 shares of restricted common stock and 10,000,000 shares of Preferred Stock, all with a par value of $.001, to our founder, President, CEO, CFO and sole Director, Sam Talari.

On March 10, 2016, FutureWorld Corp was issued 8,000,448 shares of restricted common stock with a par value of $.001 for services rendered to the Company. Sam Talari, our CEO, is the controlling party for FutureWorld Corp.

On March 10, 2016, Mr. Zbigniew Lambo was issued 2,849,552 shares of restricted common stock with a par value of $.001 for services rendered to the Company.

Business Information

Introduction

CB Scientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools and Devices, laboratory services, personal analytical kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

We currently provide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associated with the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrial hemp and medical cannabis. The following divisions will continue to delve even further into purchasing existing products or developing brand new products as the wholesale and retail space continues to evolve. In addition, one primary focus is to manufacture, market, and sell products containing hemp derived CBD oil. We are invested in the following portfolio companies as subsidiaries;

NutraCann Labs, Inc, - CB Scientific, Inc. (Colorado) - Bioceutical Sciences

CB Scientific Inc. plans to fill the growing demand, and need, that newly licensed cannabis growers have plant analytics and testing now that marijuana has been legalized in several states. Legal marijuana is one of the fastest growing industries in the United States, and it is possible that if all fifty states eventually legalize marijuana for recreational use that the market could be even larger than the organic food market according to the Huffington Post. Consequently, as more and more states push towards legalization they will need analytical technology to test their crop in which to pursue their business operations. CB SCIENTIFIC INC. plans to focus only upon the states which currently allow for the growth of marijuana: Alaska, Colorado, Oregon and Washington, but in the future may expand our operations in other states as new markets emerge and new states adopt legalization policies for the growth of marijuana for both recreational and medicinal use. As more and more states opt for legalization the market will continue to grow, and as the market for legalized marijuana grows, so too will the demand for the technology companies like CB SCIENTIFIC INC. will provide.

CB Scientific is the exclusive marketer and distributor of two revolutionary cannabis industry products (1) Test4Kits and (2) uPREP Laboratory Test Kits, which are sold to the legal recreational and medical marijuana market. Funding for the Test4Kits and uPREP Laboratory Test Kits venture is coming from the founders and investors of CB Scientific. CB Scientific owns all intellectual property for the Test4Kits. uPrep Laboratory Test Kits’ design and all intellectual property are supplied through an exclusive agreement between CB Scientific and uPrep.

CB Scientific closed an exclusive manufacturer agreement and is moving forward with distributors to reach into domestic and international markets, with distributors and locations receiving a revenue share. The test kit products, are currently offered on ebay, amazon, weedmaps, and various other websites, promoted by an aggressive social media platform, which continues to grow every day. The 2015 year ended with the opening of the Australia marketplace and sales distribution agreements in Netherlands, Sweden and Chez Republic.

There have been many attempts to bring similar products to market, but the Test4kits and uPREP are the first to bring a full complement of testing services designed for the public consumer as well as the grows and dispensary locations. With the “on the spot”

consumer testing solutions and the customizable uPrep full spectrum laboratory tests for the grows and dispensary locations, CB Scientific has products that suit all aspects of the growing industry.

The Problems and Exploding Opportunities in the Cannabis Testing Industry

The cannabis industry is the fastest growing industry in the United States. However, with exponential growth so comes challenges, and with those challenges opportunities, which are available to exploit and capitalize upon. The Obvious challenge facing the industry has to do with the evolving laws and regulations, which include: (1) the changing laws in each state, particularly those states that have legalized marijuana for recreational use; and (2) the federal regulations as it pertains to these state laws. However, public opinion is changing greatly as well and is opening up enormous opportunities in not only the current states that have legalized cannabis, but also the states that will likely follow suit in the very near future.

However, there’s another issue – how to regulate the strength of the THC/CBD of the various cannabis products. Without the ability to test the levels of active drugs in the product, the public cannot manage its use (either on the recreational or medical use side).

Operational Plan

CBSC’s Solutions

The Test4Kits Personal Cannabinoid Potency Detection Kits allow the user to detect THC/CBD in any product. Now anyone can test “On the Spot” the products they purchase in their own home and at their own convenience. Never question if there is THC/CBD present in any product. If the cannabinoids the user is searching for are present CBSC’s PERSONALANALYTICS will detect it. CBS’s Test4 Detection Kits are quick, easy, and effective. CBS’s products are simple, smart and accurate with clear to understand detection results. The four types of kits are: (1) Test4 THC Personal Cannabinoid Potency Detection Kit; (2) Test4 CBD Personal Cannabinoid Potency Detection Kit; (3) Test4 EDIBLES Personal Cannabinoid Potency Detection Kit; and (4) Test4 COMBO/ THC/CBD Personal Cannabinoid Potency Detection Kit

uPREP THC/CBD/CBN Laboratory Test Kit - uPREP provides an anonymous, safe, legal and cost effective method to get your medicine tested within a gold standard and ISO certified laboratory facility. Our state of the art Laboratory offers you Gas Chromatography, Mass Spectrometry and Ultra High Performance Liquid Chromatography testing at a fraction of the cost and time.

▪ Quality Assurance and Safety to users through giving you the knowledge of what is in your medicine.

▪ The developing medical marijuana industry has increased the demand for users to have accurate medical profiles of cannabinoids in cannabis products

▪ In many cases, patients are securing their medicinal cannabis then they convert the cannabis into extracts that they consume as medicines. Safety from the beginning is key

▪ However, since the cannabis material is sometimes not provided from a source that has been tested by an accredited lab, there is often no scientifically valid information on the cannabinoid profile within the dried product

▪ CBS provides safety through giving you the science to understand what is in your cannabis and cater to parents, employers, clubs, law enforcement, the connoisseur and many more

CBS’s Future Products

The Patented uPREP/CB Scientific Method provides a legal and cost effective way to have cannabis and other agricultural products tested in a Gold-Standard uPREP Laboratory. Its testing services include potency testing, residual solvent analysis, microbiological testing, pesticide testing, heavy metals testing, nutrient analysis, terpenes analysis, shelf-life/stability studies, gene expression testing, and genotyping/phenotyping testing.

There are three main customer groups: pharmaceutical and research laboratories, dispensaries, and recreational outlets. The customer segments are sufficiently distinct to be able to target each one differently. The industry has been undergoing consolidation for several years now. We believe will be able to serve the industry by leveraging the competitive edge of healthy, potent plants on a consistent supply basis.

The primary market segments which we will be selling to are:

▪ Recreational Dispensaries which sell cannabis and secondary products in accordance with State and Local laws to the general public. The tax structure and strain development is very different than the medicinal industry.

▪ Medicinal Dispensaries which sell cannabis and secondary products to aid in the treatment or management of a physical condition and is prescribed to individual via a medical establishment. The product strains are developed for very specific conditions like hunger and pain management as well as seizure control. The focus of the strains makes it a very different pursuit than the recreational strain development.

▪ Cannabis Secondary Product Processors which manufacture medical grade concentrates, secondary, and retail end products for their own labels. These companies purchase the plants to extract the THC and transform/process it into sellable secondary products for their own brand. Pharmaceutical Science Labs which purchase raw plants and concentrates to further medicinal studies on cannabis.

CBSC’s Sales and Marketing, Operations & Technology

Overview of Sales and Marketing Plan

CBS’s branding, sales and marketing will be handled through an outsourced sales and marketing company. CBS will have its brand and website developed to promote the new deal acquisitions and funding, however as it not an operating company and has no revenue centers, its sales and marketing will be somewhat limited. However, as a holding company for multiple subsidiary companies, each company will have its own sales and marketing plan developed. The three business units: (1) Grow Houses; (2) Dispensaries; and (3) entertainment may have a uniform brand that is developed (i.e., Blunt Inc.) due to the integrated nature of these businesses.

Each business unit has sub-categories (i.e., retail and wholesale; and recreational and medical). Therefore, each category and subsidiary company must be handled individually.

Market Overview

With the recent legalization of cannabis in select states of the United States, what was previously only a black market “drug” has suddenly turned into a booming industry with focus in medicine, agriculture, textiles, construction, and recreation. The testing of the potency of CBD and THC is not available to the public market and is costly and time consuming for the growers. PERSONAL ANALYTIC and uPREP test kits are an affordable, and a fast solution to the regulation flaw in the industry.

While the cannabis and hemp industry is new (because of the reintroduction) to the United States, other countries have experienced a booming cannabis and hemp industry for years with the same flaw in testing capabilities. CB Scientific in not limiting its sales to the United States but is instead expanding into countries that have a long standing and thriving market for testing their products such as the European Union and Australia.

CB Scientific, Inc is the exclusive marketer and distributor of Test4Kits and uPREP Laboratory Test Kits, which are sold to the legal recreational and medical cannabis and hemp markets. Funding for the Test4Kits and uPREP Laboratory Test Kits venture is coming from the founders and investors of CB Scientific. CB Scientific owns all intellectual property for the Test4Kits. uPreps Laboratory Test Kits’ design and all intellectual property are supplied through an exclusive agreement between CB Scientific and uPrep.

CB Scientific closed an exclusive manufacturer agreement and is moving forward with distributors to reach into domestic and international markets, with distributors and locations receiving a revenue share. The test kit products, are currently offered on ebay, amazon, weedmaps, and various other websites, promoted by an aggressive social media platform, which continues to grow every day. The 2015 year ended with the opening of the Australia marketplace and sales distribution agreements in Netherlands, Sweden and Chez Republic.

There have been many attempts to bring similar products to market, but the Test4kits and uPREP are the first to bring a full complement of testing services designed for the public consumer as well as the grows and dispensary locations. With the “on the spot” consumer testing solutions and the customizable uPrep full spectrum laboratory tests for the grows and dispensary locations, CB Scientific has products that suit all aspects of the growing industry.

CBS, the holding company’s branding, sales and marketing plan will include the following key elements:

▪ CBS’s Website

▪ Social Media (i.e., Facebook®, Twitter® and LinkedIn® etc.)

▪ Global Marketing (SEM, SEO)

▪ Online Regional Marketing

▪ Weekly Newsletter & Event Planner

▪ Regional Signage

▪ Advertising Campaign, PR & Media

Competition

The industry in which CB SCIENTIFIC INC. competes is highly competitive. Many Companies and private parties offer testing and analytics that cater to customers intending to grow or harvest cannabis. We hope to maintain our competitive advantage through our technology, as well as by offering a premium on customer service.

Currently, there are no competitors for the uPREP kit as it holds a special patent which allows the legal testing of cannabis and hemp products worldwide.

PERSONAL ANALYTICS does have competitors who offer “Thin Layer Chromatography” which is a qualitative way to identify potency in cannabis and hemp related products, however, these testing kits are very difficult for the consumer to use because of a considerable amount of parts to make these kits function and the price which usually floats between $100.00 and $300.00 whereas PERSONAL ANALYTICS has a fantastic margin of profit at ranges from $20.00 to $40.00 and will appeal to more of the industry.

One other competitor is CDx who invented the MyDx system. This instrument is an electronic device that will give the ability to test water and dry cannabis instantly. The only drawbacks are the need to purchase cartridges to plug into the device, the fact that using EMF (electromagnetic frequency) to identify potency isn’t a scientifically sound process as there usually are no reference standards, and finally the price at $899.00, this device cuts out most of the industry.

Getting into the CBD and THC industry, there are many competitors in our space such as Endoca who uses NMR (Nuclear Magnetic Resonance) to identify the geographic origin of hemp strains and Blue Bird Botanicals who also poses this technology. Their products have been available for years. What sets us apart is that we will control the growing of the hemp all the way to the purification, lab analysis, and clinical trials. This is important for expanding into the pharmacy space because traceability is important to show the FDA.

Employees

As of October 4, 2016 we have three full time employee and our President, CEO, CFO, and Director, Sam Talari.

Currently, our sole Officer and Director has the flexibility to work on our business up to 25 to 30 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $6,000,000 as anticipated.

If 20,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
General Operating Capital	$1,000,000
Product material cost/Manufacturing/Sourcing	$3,000,000
Repairs/ Maintenance as Needed	$1,000,000
Hire Staff	$1,000,000
TOTAL	$6,000,000

The above figures represent only estimated costs for the next 12 months. If necessary, Sam Talari, our CEO and Director, has verbally agreed to provide the company funds to complete the registration process. Sam Talari will not be repaid from the proceeds of this offering by the Company. There is no obligation for the Company to pay back any monies provided to the Company by Mr. Talari.

The Company does not intend to reimburse Mr. Talari for the costs of this offering and has no obligation to do so. Proceeds from the sale of shares by the Company will not be used to compensate our sole Officer and Director, Mr. Talari.

As mentioned previously, should the purchase and operations of the first grow facility be successful the Company has tentative plans to purchase a second unidentified property to carry out the same type of operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.30 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.00.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.30
Net tangible book value per share before offering	$0.0011
Potential gain to existing shareholders	$6,000,000
Net tangible book value per share after offering	$0.0786
Increase to present stockholders in net tangible book value per share
after offering	$0.0775
Capital contributions	$0
Number of common shares outstanding before the offering	57,105,263
Number of common shares after offering assuming the sale of the maximum number of shares	77,105,263
Percentage of ownership after offering	74%

Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.30
Dilution per share	$0.221
Capital contributions	$6,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	30,000,000
Percentage of ownership after offering	39%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 10,000,000 shares of our common stock held by 1 (one) shareholder.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 4, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Sam Talari	46,255,263	10,000,000	36,255,263	47%
Total	46,255,263	10,000,000	36,255,263	47%

* Sam Talari is the Chief Executive Officer, Chief Financial Officer, and Director of the Company.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Sam Talari, our sole officer and director and selling stockholder through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Talari or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the selling shareholders may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $0.30 per share. The sale of our common stock offered by us or Mr. Talari through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 57,105,263 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 20,000,000 shares of its common stock for sale at the price of $0.30 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Sam Talari will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Sam Talari is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Sam Talari will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Talari is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Talari will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Sam Talari will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 20,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.30 for the duration of this offering. Our common stock is listed on a public exchange and quoted over-the counter, OTC PINK, under the symbol, CBSC. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company or Mr. Talari may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $0.30 per share.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “CB SCIENTIFIC INC.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 100,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 57,105,263 shares of Common Stock and 10,000,000 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to 1000 shares of common stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our Transfer Agent is; ClearTrust, LLC, 16540 Pointe Village Dr, Suite 206, Lutz, FL 33558, O:813.235.4490, F:813.388.4549, www.cleartrustonline.com.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Securus Law Group, P.A., 13046 Racetrack Road #234, Tampa, FL 33626, Phone: (888) 914-4144.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The address of our executive offices is: 10901 Roosevelt Blvd, Suite 1000c, Saint Petersburg, FL 33716 and our telephone number at that address is (720) 370-3554. The address of our web site is www.cbscientific.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks but we will be filing several provisional patents in the coming months.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Sam Talari	54	President, Chief Executive Officer, Chief Financial Officer and Director

Sam Talari – Acting CEO, Director & Founder

Sam is the founder and Chairman of the Board of Directors of HempTech Corp. Raised as an entrepreneur, found his calling in incubating exciting leading edge technology companies in private and public sector. Mr. Talari holds 20 years of experience in a wide array of endeavors business ownership and management with a focus predominantly in entrepreneurial-based activities involving start-ups and stabilization. Mr. Talari has been the founder, manager and investor of several “Start-up” companies listed below:

Founder, Chairman at Biotica Pharmaceuticals

January 2015 -Present (1 year 9 months) Biotica Pharmaceuticals, a biopharmaceutical company, together with its subsidiaries, will engage in discovering, developing, and commercializing cannabinoid based medicines. It will operate through three segments: 1) Commercial, 2) Drug delivery systems and methods such as hydrophobic, 3) Cannabinoids Research and Development for neuropathic pain, esophagitis, cancer, Parkinson's and immune enhancement.

Founder, Chairman at HempTech Corp.

February 2014 -Present (2 years 8 months) HempTech is an agritech (Agricultural Technology) company born out of five years of R&D on sophisticated secure communication protocols, sensors and devices. HempTech has been successful in innovating the industry's only secure, automated, active modular communication sensors and devices with big data analytics and active controls. HempTech brings the agricultural industry into the age of the IoT.

Chairman at Veracis Technology

April 2011 -Present (5 years 6 months) For 16-years Veracis has been implementing comprehensive asset tracking software and asset management solutions for organizations within the public and private sectors, across many vertical markets throughout the world. Veracis provides focus throughout all aspects of the asset life lifecycle, with turn-key solutions comprised of; software, services and automatic data capture technologies including; bar code, RFID, GPS and biometrics.

Founder, Chairman at PowerCon Systems Inc.

July 2009 -2014 (5 years 3 months) PowerCon Systems is a developer of a leading edge integrated secure communications and sensor management platform. Our secure smart sensor-of-everything platform, known as Secure Intelligent Devices (SID) ™, has its foundation in proprietary software developed by the scientists at Corning Labs, and owned by PowerCon Systems. Our Platform incorporates a communications transport management system, device and data security management, and ultimately secure intelligent devices and sensors. PowerCon ushers the IoT age by aggregating secure communications, smart sensors and big data analytics.

Founder, Chairman, and CFO at Infrax Systems, Inc.

March 2006 -Present (10 years 7 months) INFRAX Systems, Inc. provides a series of interrelated operational management, communications, and energy grid related products and services which enable a comprehensive and unified solution for communications and applications management of the Smart Grid, municipal and telecommunications networks. Our Wireline, Wireless and Fiber Optics network management solutions offer proprietary state¬of-the-art software, professional services and integrated systems. INFRAX Systems have been in use by companies seeking the best solution in managing their networks for the past 10 years. The company's software solutions automate all aspects of the physical and logical layer management, threat detection, fault isolation and delivery of information. The scalability of the software systems permits the Company to target large Utilities and telecom companies servicing millions of global customers to medium-sized companies.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of October 4, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Sam Talari, President, CEO, CFO Director	(1)	-	-	4,625 (2)	-	-	-	-	$4,625

(1) The Company was incorporated in the State of Oregon on June 22, 1987

(2) On March 10, 2016, the Company issued 46,255,263 shares of restricted common stock and 10,000,000 shares of Preferred Stock, all with a par value of $.001, to our founder, President, CEO and sole Director, Sam Talari.

Compensation of Directors

The table below summarizes all compensation of our directors as of October 4, 2016.

DIRECTOR COMPENSATION

Name and principal position (a)	As of October 4, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Sam Talari, President, CEO, CFO Director	(1)	-	-	4,625 (2)	-	-	-	-	$4,625

(1) The Company was incorporated in the State of Oregon on June 22, 1987

(2) On March 10, 2016, the Company issued 46,255,263 shares of restricted common stock and 10,000,000 shares of Preferred Stock, all with a par value of $.001, to our founder, President, CEO and sole Director, Sam Talari.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

Sam Talari

On January 1, 2016, the Company entered into a three-year Employment Agreement with Mr. Talari, the Company's Acting Chief

Executive Officer, and one of the Company's directors. The Agreement is automatically extended for additional one-year periods without further action from the Company or the executive, unless notice of termination is given by either party within 90 days of the end of any periods. The Agreement provides for (a) a base salary of $12,000 per month, with a 5% increase per annum and (b) all group insurance plans and other benefit plans and programs made available to the Company's management employees.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 4, 2016 the Company has 57,105,263 shares of common stock and 10,000,000 shares of Preferred Stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Sam Talari	46,255,263	81%	10,000,000	100.0%	81%
5% Shareholders
FutureWorld Corp*	8,000,448	14%	0	0%	14%

None	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

*Mr. Talari is the CEO of FutureWorld Corp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 10, 2016, Sam Talari was appointed as President, Chief Executive Officer, Chief Financial Officer, and Director.

On March 10, 2016, the Company issued 46,255,263 shares of restricted common stock and 10,000,000 shares of Preferred Stock, all with a par value of $.001, to our founder, President, CEO and sole Director, Sam Talari.

On March 10, 2016, FutureWorld Corp was issued 8,000,448 shares of restricted common stock with a par value of $.001 in exchange for services rendered to the Company. These services included Edgar Filing Services and assistance regarding the preparation of this offering statement. Mr. Talari is the CEO of FutureWorld Corp.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our sole director plans to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

FINANCIAL STATEMENTS AND EXHIBITS.

CB SCIENTIFIC INC.

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements:

Balance Sheets (Unaudited)	F2

Statement of Operations (Unaudited)	F3

Statement of Changes in Stockholders (Deficit) (Unaudited)	F4

Statement of Cash Flows (Unaudited)	F5

Notes to Financial Statements	F6

- F1 -

CB SCIENTIFIC INC.

BALANCE SHEETS

(UNAUDITED)

Inception to 3/31/2016
Asset $
Current Asset
Cash in bank	$(899)
Accounts receivable	45,853
Marketable securities
Related party receivable
Inventory	18,614
Pre-paid expenses	100
Deferred rent
Security deposits	2,205
Total Current Assets	$65,873
Other Assets
Investments
Accumulated Amort.
Land
Furniture/Fixtures	56,014
Accumulated Depr.	(363)
Construction in progress
Patents & Trademarks	1,635
Provisional Goodwill (See NOTE 6)	5,219,104
Total Other Assets	5,276,390
Total Assets	$5,342,263
Liabilities and Stockholders' Deficit
Current Liabilities
Accounts Payable	18,977
Accrued Expenses
Deferred Revenue
Misc. Current Liability	2,160
Notes Payable
Amortization
Total Current Liability	21,137
Long-term Liability
Related Party Loans	49,269
Loans to Subsidiaries	395,421
Total Long-term Liability	444,690
Total Liabilities	$465,827
Stockholders’ Equity (Deficit)
Common Stock, 0.001 par value; 1,000,000,000 shares authorized, 57,105,263 shares issued & outstanding as of March 31, 2016	57,105

Preferred Stock, 0.001 par value; 100,000,000 shares authorized, 10,000,000 shares of Series A Preferred Issued & outstanding as of March 31, 2016	10,000
Additional Paid-in	5,219,104
Retained Earnings
Accumulated deficit	(409,772)
Total Stockholders' Equity (Deficit)	4,876,437
Total Liabilities and Stockholders' Equity (Deficit)	$5,342,263

The accompanying notes are an integral part of these consolidated financial statements.

- F2 -

CB SCIENTIFIC INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

Inception to 3/31/2016
Operating Revenues
Merchandise Sales	$115,431
Cost of Goods Sold	104,592
Net Sales	10,839
Operating Expenses
Salaries and Benefits
Officer
Admin/Staff	225,293
Stock based Comp
Total Personnel Cost	225,293
Professional Fees
Broker & Misc. Prof Fees	24,653
Legal & Accounting	9,834
Total Professional Fees	$34,487
Administrative Exp.	148,241
Depreciation & Amortization	12,590
Income (Loss) from Operations	(409,772)
Other Income & (Expenses)
Interest Expense
Total Other Income
Net Loss for the Period	(409,772)
Net Loss Per Common Share: Basic and Diluted	(0.0070)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	57,105,263

The accompanying notes are an integral part of these consolidated financial statements.

- F3 -

STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

	Preferred Stock		Common Stock		Additional	Accumulated	Total
					Paid-in		Shareholders'
	Shares	Par	Shares	Par	Capital	Deficit	Equity (Deficit)

Opening Balance, March 10, 2014 (inception)*	-	$-	-	$-	$-	$-	$-

Common shares issued founders	-	-	54,255,711	54,255	54,255	-	54,255
Contribution of expenses	-	-	-	-	-	-	-
Preferred shares issued to founder	10,000,000	10,000	-	-	10,000	-	10,000
Net income	-	-	-	-	-	(409,772)	(409,772)
Balance, March 31, 2016 (unaudited)	10,000,000	$10,000	54,255,711	$54,255	$64,255	$(409,772)	$(345,517)

Common shares issued to Zig Lambo	-	-	2,849,552	2,849	5,219,104		5,221,953
Net Income	-	-	-	-
Balance, April 1, 2014 to March 31,2016 (unaudited)	10,000,000	10,000	57,105,263	57,105	5,283,359		4,876,436

Balance, through March 31, 2016 (unaudited)	10,000,000	10,000	57,105,263	57,105	5,283,359	(409,772)	4,876,436

The accompanying notes are an integral part of these consolidated financial statements.

- F4 -

CB SCIENTIFIC INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

		Inception to 3/31/2016
Cash Flow from Operating Activities
Net Income/ (Loss)		$(409,772)

Adjustments to Net Income
Depreciation		12,590
Amortization
Stock based Comp
Changes in Assets/Liabilities
Accounts Receivable		(45,853)
Inventory		(18,614)
Furniture & Fixtures		(2,623)
Pre-paid expenses		(2,453)
Accrued Expenses
Accounts Payable		21,137
Related Party Loans		444,689
Net Cash (used) provided by Operations		$(899)
Cash flow from Investing Activities
Other	$
Net Cash (used) provided from Investing
Cash Flows from Financing Activities
Proceeds from issuance of stock
Repayment of Notes Payable
Proceeds from Financing Activity
Net Cash (used) provided by Financing	$
Net Increase/Decrease in Cash		(899)
Cash at Beginning of period
Cash at End of Period		$(899)

The accompanying notes are an integral part of these consolidated financial statements.

- F5 -

CB SCIENTIFIC INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2016

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

The nature of the business and the history of the Company and its subsidiaries are as follows:

Nature of the Business

CB Scientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools and Devices, laboratory services, personal analytical kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

CB Scientific Inc. is seeking to acquire minority or full interest in currently operating companies and disruptive technologies in the Industrial Hemp/Medical and Recreational Cannabis Industry globally; such as vaporizers, lab testing, CBD oil, testing kits, dispensaries and other needed components. Our goal is to provide our acquired companies, current and future shareholders a clear strategy for the growth of their companies and their investment in those companies.

We currently provide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associated with the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrial hemp and medical cannabis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Estimates are used when accounting for allowance for doubtful accounts, depreciation, and contingencies. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company earns revenues by providing real estate leasing services under individually negotiated contracts with varying terms, recognizing revenue in accordance with ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided and collectability is assured.   In arrangements where key indicators suggest the Company acts as principal, the Company records the gross amount billed to the client as revenue and the related costs incurred as cost of revenues as the services are provided.

Accounts Receivable

Accounts receivable consist of amounts due for the delivery of Product sales to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends. Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary as of period end. Receivables are determined to be past due, based on payment terms of original invoices. The Company does not typically charge interest on past due receivables. Balances on Current sales are due in 60 days from the date of sale.

Inventory

Inventory consists of finished product, URVape electronic vaporizing cigarettes valued at the lower of cost or market valuation under the first-in, first-out method of costing, PersonalAnalytics testing kits that are also valued at the lower of cost or market valuation under the first-in, first-out method of costing and CBD bulk oil that are also valued at the lower of cost or market valuation under the first-in, first-out method of costing.

Property and Equipment

Property and equipment are recorded at historical cost. Depreciation is computed on the straight-line method over estimated useful lives of the respective assets, ranging from three to seven years. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation periods or the unamortized balance is warranted. Based upon the Company's most recent analysis, management believes that no impairment of property and equipment exists at March 31, 2016.

Intangible assets

Intangible assets are recorded at cost and amortized over their useful lives. The Company's goodwill associated with its acquisitions is not amortized. Management reviews goodwill for impairment at least on an annual basis and at other times when existing conditions raise substantial questions about their recoverability.

Impairment of Long-Lived Assets

Periodically, the Company assesses the recoverability of the Company’s intangible assets, consisting of the Intellectual Property & licensing for Test4 PersonalAnalytics and its trademark, and record an impairment loss to the extent that the carrying amounts of the assets exceed its fair value. Based upon management's most recent analysis, the Company believes that no impairment of the Company’s tangible or intangible assets exist at March 31, 2016.

Foreign currency translation

The Company’s functional currency and its reporting currency is the United States Dollar.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying income statement.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans March 31, 2016. The Company had three stock issuances. Issuance to its founder in the amount of 46,255,263 restricted common shares and 10,000,000 preferred shares, all at par value of .001 on March 10, 2016. The Company issued to FutureWorld Corp, a consulting company 8,000,448 shares of restricted common shares at par value of .001 for services rendered to the Company on March 10, 2016. On March 10, 2016, Mr. Zbigniew Lambo was issued 2,849,552 shares of restricted common stock with a par value of $.001 for services rendered to the Company. All issuance of stocks were considered to be of nominal value.

Derivative Instruments

We generally do not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks. However, certain financial instruments, such as warrants and the embedded conversion features of our convertible promissory notes and debentures, which are indexed to our common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within our control. In such instances, net-cash settlement is assumed for financial accounting and reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Derivative financial instruments are initially recorded, and continuously carried, at fair value.

Determining the fair value of these complex derivative financial instruments involves judgment and the use of certain relevant assumptions including, but not limited to, interest rates, volatility and conversion and redemption privileges. The use of different assumptions could have a material effect on the estimated fair value amounts.

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, The Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820, Fair Value Measurements (ASC 820), based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents was $0 as of March 31, 2016.

Income Taxes

The Company records federal and state income tax liability at the federal and state rates after allowances. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Tax benefit from an uncertain tax position may be recognized in the financial statements when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized and in subsequent periods.

The Company adopted a policy under which, if required to be recognized in the future, they will classify interest related to the underpayment of income taxes as a component of interest expense and will classify any related penalties in selling, engineering, general and administrating expenses in the statement of operations. As of March 31, 2016, the company had approximate a Net Operating Loss Carry forward of $409,772.

Going Concern

For the year ended March 31, 2016, the Company incurred a cumulative net loss since inception of $409,772. As of March 31, 2016, the Company had cash of $0 and working capital deficit of $899 with which to satisfy any future cash requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company depends upon capital derived from future financing activities such as loans from its officers and directors, subsequent offerings of its common stock or debt financing in order to operate and grow the business either directly or through its subsidiary. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not in the Company's control and that may have a direct bearing on operating results. These factors include, but are not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may be other risks and circumstances that management may be unable to predict.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2016 there were no options outstanding.

RESULTS OF OPERATIONS

Revenues

Total revenue from inception till March 31, 2016 was $115,43. Substantially all revenue from 2016 was derived from few customers. The increase in total revenue is attributable to our successful ongoing product development efforts and inventions such as URVape and PersonalAnalytics test kits. We expect to substantially increase our total revenue by marketing our CBD related products and services for the next several quarters.

Selling, General and Administrative Expenses.

Selling, general and administrative expenses from inception till March 31, 2016 were approximately $148,241.

Net Loss from Operations. From inception till March 31, 2016, we incurred net losses of $409,772, respectively. Losses also include depreciation and amortization, non-cash expenses, in the amount of $32,520 for the year ended March 31, 2016, respectively. There were no write downs in 2016.

Compensation and consulting expenses were $259,780 from inception till March 31, 2016.

LIQUIDITY AND CAPITAL RESOURCES

We had $0 in cash at March 31, 2016, and $285,787 respectively remaining on the lines of credit from Mr. Talari with which to satisfy our future cash requirements. Our management believes that the credit lines will support only limited activities for the next twelve months. The Company depends upon capital derived from future financing activities such as loans from its officers and directors, subsequent offerings of its common stock or debt financing in order to operate and grow the business either directly or through its subsidiary. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not in the Company's control and that may have a direct bearing on operating results. These factors include, but are not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may be other risks and circumstances that management may be unable to predict. We had no other contractual obligation or material commercial commitments for capital expenditures.

Impact of Recently Issued Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-08, Presentation of Financial Statements and Property, Plant, and Equipment. ASU No. 2015-08 defines a discontinued operation as disposal of components of an entity that represents a strategic shift that has or will have a major effect on an entity’s operations. ASU No. 201508 also requires a reporting entity to present the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position for each comparative period. ASU 2015-08 becomes effective for interim and annual periods beginning on or after December 15, 2015. Adoption of ASU 2015-08 is not expected to have a significant impact on the Company’s consolidated financial statements.

In August 2015, the FASB issued ASU 2015-15, Presentation of Financial Statements-Going Concern. This statement provides US GAAP guidance on management’s responsibility in evaluation whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The ASU is effective for annual periods ending after December 15, 2016 and interim periods thereafter.

In November 2015, the FASB issued ASU 2015-16-Derivatives and Hedging: Determining Whether the Host contract in a Hybrid Financial Instrument issued in the Form of a Share is More Akin to Debt or to Equity. Certain classes of shares include features that entitle the holders to preferences and rights (such as conversion rights, redemption rights, voting powers and liquidation and dividend payment preferences) over the other shareholders. Shares that include embedded derivative features are referred to as hybrid financial instruments, which must be separated from the host contract and accounted for as a derivative if certain criteria are met. This ASU is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2015

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Fair Value Measurements

ASC 820 and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Controls and Procedures

As of March 31, 2016 we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. This evaluation was done under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer. Based on this evaluation of our disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15e), our Chief Executive Officer and Chief Financial Officer have concluded that as of March 31, 2016 such disclosure controls and procedures were not effective.

• We do not have adequate personnel and other resources to assure that significant and complex transactions are timely analyzed and reviewed.

• We have limited personnel and financial resources available to plan, develop, and implement disclosure and procedure controls and other procedures that are designed to ensure that information required to be disclosed in our periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms.

• Our limited financial resources restrict our employment adequate personnel needed and desirable to separate the various receiving, recording, reviewing and oversight functions for the exercise effective control over financial reporting.

• Our limited resources restrict our ability to ensure that information required to be disclosed in our periodic reports filed under the Exchange Act is accumulated and communicated to management to allow timely decisions regarding required disclosure.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; provide reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and provide reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Pursuant to Rule 13a-15d of the Exchange Act, management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework (1992) and Internal Control Over Financial Reporting Guidance for Smaller Public Companies (2006), issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of March 31, 2016.

This annual report does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this annual report.

Changes in Controls and Procedures

There were no significant changes made in our internal controls over financial reporting during the first year March 31, 2016 that have materially affected or are reasonably likely to materially affect these controls. Thus, no corrective actions with regard to significant deficiencies or material weaknesses were necessary.

Limitations on the Effectiveness of Internal Control

Our management, including the President, does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material errors. An internal control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations on all internal control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, and/or by management override of the control. The design of any system of internal control is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in circumstances, and/or the degree of compliance with the policies and procedures may deteriorate. Because of the inherent limitations in a cost-effective internal control system, financial reporting misstatements due to error or fraud may occur and not be detected on a timely basis.

JOBS Act – Emerging Growth Company Status

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Share Based Expenses

The Company issued shares of stock for consulting expenses and legal fees.

NOTE 2 - EQUITY

Preferred Stock

On May 10, 2015 the Company issued 10,000,000 of its $.001 par value preferred stock to its founding shareholder. The preferred has a 1000:1 voting right compared to common stock.

Common Stock

On March 10, 2016 the Company issued 46,255,263 shares of its $.001 par value common stock to its CEO.

On March 10, 2016 the Company issued 8,000,448 shares of its $.001 par value common stock to FutureWorld Corp.

On March 10, 2016, Mr. Zbigniew Lambo was issued 2,849,552 shares of restricted common stock.

NOTE 3 – RELATED PARTY

The Company issued 46,255,263 shares of restricted common stock and 10,000,000 of its preferred stock on March 10, 2016, each at par value of .001 to its founding shareholder who is also the CEO of the Company.

NOTE 4 - SUBSEQUENT EVENTS

The Company is in the process of a Form 1-A registration of 20,000,000 shares of its common stock which it expects to be effective this fiscal year. The Company has evaluated the events subsequent to the preparation of these financial statements and determined that no other material events have taken place.

NOTE 5 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 6 - PROVISIONAL GOODWILL

In February 26, 2016, we changed our name to CB Scientific Inc. and effected a 1 for 75 reverse stock split of our common stock. All share and per share data in this annual report have been retroactively restated to reflect the reverse stock split.

The transaction has been accounted for using the acquisition method of accounting which requires that, among other things, assets acquired and liabilities assumed be recorded at their fair market values as of the acquisition date. The Company has not finalized the determination of the fair values of the liabilities assumed and assets acquired and therefore the provisional amounts set forth are subject to adjustment when valuations are completed. Under GAAP, companies have up to one year following an acquisition to finalize acquisition accounting. The following details the preliminary fair value of the provisional goodwill transferred to effect the acquisition;

NET:X America stock issuance

per merger agreement 2,849,552 shares of common @ $2 per share $5,699,104

NET:X America Shareholders stock cancellation

per merger agreement -240,000 (cancellation of shares per agreement) ($480,000)

Fair value of the provisional goodwill transferred $5,219,104

In accordance with ASC Topic 805, Business Combination, the application of purchase accounting requires that the total purchase price be allocated to the fair value of identifiable assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding the fair values recorded as goodwill. Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The allocation process requires, among other things, an analysis of acquired fixed completed the determination of the fair value of assets acquired and liabilities assumed, accordingly; management has not made adjustments to the provisional fair values for the assets acquired and liabilities assumed. In addition the Company has not made a determination as to the deductibility of all or a portion of goodwill for tax purposes.

- F6 -

PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Oregon.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of unregistered Securities since the Company’s inception March 10, 2014 as of October 4, 2016. There have however, been shares issued as founder shares and for services rendered to the Company.

On March 10, 2016, the Company issued 46,255,263 shares of restricted common stock and 10,000,000 shares of Preferred Stock, all with a par value of $.001, to our founder, President, CEO, CFO and sole Director, Sam Talari.

On March 10, 2016, FutureWorld Corp was issued 8,000,448 shares of restricted common stock with a par value of $.001 for services rendered to the Company. Mr. Talari, our CEO, is the controlling party for FutureWorld Corp.

On March 10, 2016, Mr. Zbigniew Lambo was issued 2,849,552 shares of restricted common stock with a par value of $.001 for services rendered to the Company.

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Oregon Secretary of State on December 14, 2015 (1)
1A-2B	By-laws (1)
1A-4	Sample Subscription Agreement (1)
1A-12	Legal Opinion Letter (1)
1A-15	Sam Talari Employment Agreement

____________________

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Saint Petersburg, FL on October 4, 2016.

CB SCIENTIFIC INC.

By: /s/ Sam Talari
Name: Sam Talari
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: October 4, 2016

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Sam Talari  Signature: /s/ Sam Talari  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: October 4, 2016

Name: Sam Talari  Signature: /s/ Sam Talari  Title: Chief Financial Officer (Principal Financial Officer)  Date: October 4, 2016

Name: Sam Talari  Signature: /s/ Sam Talari  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: October 4, 2016